Exhibit 99.1
STONE ENERGY CORPORATION
Schedules Second Quarter 2017 Earnings Release and Conference Call
LAFAYETTE, LA. July 24, 2017
Stone Energy Corporation (NYSE:SGY) today announced it plans to report second quarter 2017 earnings results on Monday, August 7, 2017, after the market close. The release will provide financial and operational results, and provide production and expense guidance. The company has also scheduled a conference call on Tuesday, August 8, 2017 at 9:00 a.m. Central Time to provide additional commentary.

The call will be available through a live webcast link located in the Investor Center section of the company’s website at www.StoneEnergy.com. The call will also be accessible by dialing (877) 228-3598 and requesting the “Stone Energy Call” approximately ten minutes before the scheduled start time. If unable to participate in the original call, a webcast replay will be available two hours after the call through a link in the Investor Center section of the company’s website.

Stone Energy is an independent oil and natural gas exploration and production company headquartered in Lafayette, Louisiana with additional offices in New Orleans and Houston. Stone is engaged in the acquisition, exploration, development and production of properties in the Gulf of Mexico basin. For additional information, contact Kenneth H. Beer, Chief Financial Officer, at 337-521-2210 phone, 337-521-9880 fax or via e-mail at CFO@StoneEnergy.com